UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2012

LEAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI		48033
(Address of principal executive offices)		(Zip Code)

(248) 447-1500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (e)

On February 16, 2012, Jeffrey H. Vanneste was appointed as Senior Vice President and Chief Financial Officer of Lear Corporation (the “Company”), effective on March 15, 2012. A search for a Chief Financial Officer was commenced after the position was vacated following Matthew J. Simoncini’s appointment as the Company’s President and Chief Executive Officer on September 1, 2011.

Mr. Vanneste, age 52, joins the Company after serving as Executive Vice President and Chief Financial Officer for International Automotive Component Group North America, LLC (“IAC”). IAC is an operating joint venture of the Company in which it holds a 23% interest. Mr. Vanneste joined IAC in March 2007 as Chief Financial Officer for North America. In January 2011, he was elevated to Executive Vice President and Chief Financial Officer of IAC’s global operations. Prior to joining IAC, Mr. Vanneste was employed by the Company for over fifteen years in positions of increasing responsibility, including Vice President of Finance, European Operations, Vice President of Corporate Business Planning and Analysis, Vice President of Finance, Seating and Vice President of Finance for the Ford and GM divisions.

In connection with his appointment, the Company and Mr. Vanneste entered into an employment agreement on terms generally consistent with those for the Company’s other senior executives (the “Employment Agreement”). Mr. Vanneste will receive an initial base salary at the rate of $671,875 per year pursuant to the Employment Agreement and he will also be eligible for an annual incentive bonus with a target amount of $500,000. The Employment Agreement provides for severance benefits equal to two times his base salary plus target annual incentive amount upon his termination under certain circumstances and restrictive covenants relating to non-competition, confidential information and non-solicitation of the Company’s employees and customers. The Employment Agreement does not provide for any change in control excise tax gross up payments.

Mr. Vanneste will be eligible for awards under the Company’s incentive plans and to participate in the Company’s other benefit plans and programs, in effect from time to time, and, initially for 2012, will receive the annual equity-based awards of performance shares (for the 2012-2014 performance period) and restricted stock units (RSUs) commensurate with the Senior Vice President position when he commences employment with the Company. The performance shares and the RSUs are subject to the Company’s standard terms and conditions, with the RSUs vesting on the third anniversary of the grant date. In addition, in consideration of incentive compensation that was forfeited by Mr. Vanneste upon his resignation from IAC, Mr. Vanneste is entitled to a cash bonus of $175,000 payable in April 2012, and will be awarded two supplemental grants of RSUs when he commences employment with the Company as follows: (i) an RSU award with a grant date value of $500,000, vesting on April 15, 2014; and (ii) an RSU award with a grant date value of $300,000, vesting in two equal tranches on April 15, 2014 and April 15, 2015.

Jason M. Cardew, who presently serves as the Company’s Interim Chief Financial Officer, will be assigned to another senior position within the Company, effective March 15, 2012.

A copy of the press release announcing Mr. Vanneste’s appointment as Senior Vice President and Chief Financial Officer is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release issued February 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lear Corporation

Date: February 23, 2012	By:	/s/ Terrence B. Larkin
	Name:	Terrence B. Larkin
	Title:	Executive Vice President, Business Development, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued February 17, 2012.